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                                                                      Exhibit 11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Federal Securities Trust:


We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No.2-92366 of our report dated October 14, 1998 appearing in the annual report to shareholders of the Merrill Lynch Federal Securities Trust for the year ended August 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.






Deloitte & Touche LLP
Princeton, New Jersey
November 24, 1998